Exhibit 99.1

NEWS RELEASE

CARREKER CORPORATION REPORTS THIRD QUARTER

FISCAL 2006 RESULTS

DALLAS (December 7, 2006) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported financial results for its third quarter ended October 31, 2006.

The Company reported revenue of $28.3 million and a net loss of $89,000, or $0.00 per share, for the third quarter of 2006 compared to revenue of $28.8 million and net income of $961,000, or $0.04 per share, for the second quarter of 2006.

During the three-month periods ended October 31, 2006 and July 31, 2006 the Company recorded amortization associated with certain acquisition-related intangible assets of approximately $1.3 million and $1.4 million, respectively.  Additionally, the Company recorded equity-based compensation expense of approximately $654,000 and $627,000 during the three-month periods ended October 31, 2006 and July 31, 2006, respectively. Excluding the aforementioned non-cash expense items, non-GAAP net income for the three months ended October 31, 2006 was $1.9 million, or $0.08 per diluted share, compared with non-GAAP net income of $3.0 million, or $0.12 per diluted share, for the three months ended July 31, 2006.

“While our third quarter results were lower than anticipated, we are encouraged by both the current sales activity in our primary business units and market acceptance of our products and services, which continue to reassure us of their design and direction,” said J.D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. “We continue to invest in new products and product enhancements and also continue to establish alliances and cultivate relationships with technology market leaders to enhance our market position.  Additionally, we continue to progress with our evaluation of strategic alternatives and are focused on delivering an outcome from this process that delivers value to all of our stakeholders.”

Business Outlook

Carreker expects that revenue and net income for the fourth quarter of fiscal 2006 will be the highest of any quarter of the 2006 fiscal year though the increase is not expected to be significant enough for the Company to achieve the 9 to 16% Income from Operations goal that it had previously set for the fourth quarter of 2006. Full year revenue for fiscal 2006 is expected to be relatively flat compared to fiscal 2005 but with improved profitability.

The Company anticipates achieving the target of 9 to 16% Income from Operations in fiscal 2007 with year over year sales backlog growth and current sales activity positioning the Company for both revenue growth and improved profitability in fiscal 2007.

Conference Call

Carreker’s management will host a conference call and live Web cast today, Thursday, December 7, 2006, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the third quarter of fiscal year 2006. At that time, the Company will provide an overview of business conditions, industry trends and other points of interest.  To join the conference call, Domestic participants dial 866-348-8664; International participants dial 706-679-0430.  All participants enter code 2836462.  Additionally, a live Web cast of the conference call will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com. A replay of the call will be available from Thursday December 7, 2006 at 2:00 p.m. Eastern Time to Thursday, December 14, 2006 at 11:59 p.m. Eastern Time.  To access the replay, Domestic participants dial 800-642-1687; International participants dial 706-645-9291. All replay participants enter code 2836462.  An archived version of the Web cast will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com.

Non-GAAP Financial Measures

Carreker has included supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude from GAAP net income both the amortization of acquisition-related intangibles and equity-based compensation expense. These adjustments to Carreker’s GAAP results are made with the intent of providing useful information to management and investors regarding Carreker’s underlying operational results and performance in the marketplace. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States. A reconciliation of GAAP to non-GAAP results for the three month periods ended October 31, 2006 and July 31, 2006, respectively, is as follows:

($ in 000s, other than per share figures)	Three Months ended October 31, 2006		Three Months ended July 31, 2006
GAAP Net Income (Loss)	$(89)		$961
Stock Option Expense	$351		$340
Restricted Stock Expense	$303		$287
Amortization of Acquisition-related Intangible Assets	$1,333		$1,419
Non-GAAP Net Income	$1,898		$3,007

Diluted net income (loss) per share on a GAAP basis	$0.00		$0.04
Stock Option Expense	$0.01		$0.01
Restricted Stock Expense	$0.01		$0.01
Amortization of Acquisition-related Intangible Assets	$0.05		$0.06
Diluted net income per share on a Non-GAAP basis	$0.08	(A)	$0.12

Notes:       (A) Figures do not add due to rounding.

Forward Looking Statements

Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products, the results of our exploration of strategic alternatives and the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption “Risk Factors” in the Company’s most recent Form 10-K for the year ended January 31, 2006 and subsequent quarterly reports on Form 10-Q. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world.  The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships.  Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean.  Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.  For more information, visit www.carreker.com.

Lisa Peterson, Executive Vice President	Gary Samberson, SVP, Treasury, Risk
and CFO	Management and Investor Relations
(972) 371-1454 PH	(972) 371-1590 PH
(972) 458-2567 FX	(972) 458-2567 FX
Email: lpeterson@carreker.com	Email: gsamberson@carreker.com

CARREKER CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	October 31, 2006	July 31, 2006

Revenues:
Consulting	$8,939	$6,839
Software license	2,864	5,493
Software maintenance	11,198	10,899
Software implementation and other services	3,876	4,249
Outsourcing services	511	530
Out-of-pocket expense reimbursements	887	793
Total revenues	28,275	28,803

Cost of revenues:
Consulting	5,154	4,798
Software license	1,985	1,885
Software maintenance	3,154	3,189
Software implementation and other services	3,167	2,938
Outsourcing services	414	514
Out-of-pocket expenses	960	774
Total cost of revenues	14,834	14,098
Gross profit	13,441	14,705

Operating costs and expenses:
Selling, general and administrative	11,087	11,423
Research and development	2,519	2,453
Amortization of customer relationships	350	350
Total operating costs and expenses	13,956	14,226
Income (loss) from operations	(515)	479

Other income (expense):
Interest income	392	407
Interest expense	—	(106)
Other income	134	315
Total other income, net	526	616
Income before provision for income taxes	11	1,095
Provision for income taxes	100	134
Net income (loss)	$(89)	$961
Basic earnings (loss) per share	$0.00	$0.04
Diluted earnings (loss) per share	$0.00	$0.04
Shares used in computing basic earnings (loss) per share	24,159	24,041
Shares used in computing diluted earnings (loss) per share	24,159	24,461

CARREKER CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

ASSETS

	October 31,	January 31,
	2006	2006

Current assets
Cash and cash equivalents	$24,248	$29,684
Marketable securities	12,965	4,700
Accounts receivable, net of allowance of $695 and $601 at October 31, 2006 and January 31, 2006, respectively	15,111	12,225
Prepaid expenses and other current assets	2,366	2,940
Total current assets	54,690	49,549

Property and equipment, net of accumulated depreciation of $25,037 and $23,050 at October 31, 2006 and January 31, 2006, respectively	6,363	5,947
Capitalized software costs, net of accumulated amortization of $14,742 and $13,686 at October 31, 2006 and January 31, 2006, respectively	3,214	2,761
Acquired developed technology, net of accumulated amortization of $23,600 and $20,393 at October 31, 2006 and January 31, 2006, respectively	2,100	5,307
Goodwill, net of accumulated amortization of $3,405 at October 31, 2006 and January 31, 2006	20,765	20,765
Customer relationships, net of accumulated amortization of $7,583 and $6,533 at October 31, 2006 and January 31, 2006, respectively	817	1,867
Deferred loan costs, net of accumulated amortization of $1,707 and $1,571 at October 31, 2006 and January 31, 2006, respectively	—	136
Other assets	584	793
Total assets	$88,533	$87,125

Current liabilities
Accounts payable	$1,206	$1,168
Accrued compensation and benefits	6,543	6,153
Other accrued expenses	4,157	4,608
Income tax payable	84	220
Deferred revenue	17,862	19,151
Accrued merger and restructuring costs	212	334
Total current liabilities	30,064	31,634

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.01 par value:
2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value:
100,000 shares authorized; 25,611 and 25,329 shares issued at October 31, 2006 and January 31, 2006, respectively	256	254
Additional paid-in capital	114,611	112,316
Accumulated deficit	(53,010)	(53,848)
Less treasury stock, at cost: 664 and 641 common shares at October 31, 2006 and January 31, 2006, respectively	(3,388)	(3,231)
Total stockholders’ equity	58,469	55,491
Total liabilities and stockholders’ equity	$88,533	$87,125

Segment Information (Unaudited):

	Three Months Ended
($ in thousands)	October 31, 2006	July 31, 2006

Revenues by Segment:
Revenue Enhancement	$8,889	$7,353
Global Payments Technologies	17,415	19,902
Global Payments Consulting	1,460	1,018
Business Process Outsourcing	511	530
Total Revenues	$28,275	$28,803

	Three Months Ended
	October 31,	July 31,
($ in thousands)	2006	2006

Cost of Revenues:
Revenue Enhancement	$5,120	$4,903
Global Payments Technologies	8,370	7,913
Global Payments Consulting	930	768
Business Process Outsourcing	414	514
Total Cost of Revenues	$14,834	$14,098

% of Revenue	52.5%	48.9%